                                                                    Exhibit 99.1


                       REPORT OF INDEPENDENT ACCOUNTANTS

In our opinion, the balance sheet, the statements of income, of cash flows and of shareholders' equity of Dresser Industries, Inc. and subsidiaries (not presented separately herein) present fairly in all material respects its financial position at October 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PRICEWATERHOUSECOOPERS LLP
----------------------------------
    PRICEWATERHOUSECOOPERS LLP


Dallas, Texas,
November 26, 1997


                                     99-1